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Validus Holdings, Ltd.	Brunswick Group

Jon Levenson, Executive Vice President	Greg Faje / Jessie Baker

+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

VALIDUS ANNOUNCES RECORD SECOND QUARTER 2012 NET OPERATING INCOME OF $171.2 MILLION
Diluted Operating Earnings Per Share of $1.65
Diluted Book Value Per Share of $34.43 at June 30, 2012
Pembroke, Bermuda, July 26, 2012 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $167.6 million, or $1.62 per diluted common share for the three months ended June 30, 2012, compared to $109.9 million, or $1.05 per diluted common share, for the three months ended June 30, 2011. Net income available to Validus for the six months ended June 30, 2012 was $291.9 million, or $2.80 per diluted common share compared to net (loss) attributable to Validus of $(62.5) million, or $(0.68) per diluted common share for the six months ended June 30, 2011.
Net operating income available to Validus for the three months ended June 30, 2012 was $171.2 million, or $1.65 per diluted common share, compared to $81.8 million, or $0.78 per diluted common share, for the three months ended June 30, 2011. Net operating income available to Validus for the six months ended June 30, 2012 was $264.1 million, or $2.53 per diluted common share, compared to a net operating (loss) attributable to Validus of $(83.7) million, or $(0.89) per diluted common share, for the six months ended June 30, 2011.
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
Net income available to Validus, net operating income available to Validus and diluted earnings per share by Validus entity for the three months ended June 30, 2012 were as follows:

	Net Income (loss) Available to Validus	Diluted Earnings Per Share Available to Validus	Net Operating Income Available to Validus	Diluted Operating Earnings Per Share Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$159.8		$156.3
PaCRe	(5.0)		(0.1)
Other AlphaCat Companies	12.1		11.9
Validus Re consolidated	166.9		168.1
Talbot	29.1		31.5
Corporate & Eliminations	(28.4)		(28.4)
Total	$167.6	$1.62	$171.2	$1.65

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Commenting on the financial results for the three months ended June 30, 2012, Ed Noonan, Validus' Chairman and Chief Executive Officer stated:  “I am pleased to report record second quarter net operating income for Validus in the amount of $171.2 million which equates to an annualized operating return on average equity of 19.5%.  These results and growth in diluted book value per share of 4.3% inclusive of dividends reflect the strength of the Validus franchise in our core short tail classes of reinsurance and insurance and our active capital management.  All three of our segments - Validus Re, Talbot and AlphaCat - are firing on all cylinders."
"The current quarter results are also the first to include details of both PaCRe and AlphaCat Re 2012, two new ventures sponsored by Validus and other investors which were announced earlier this year.  We are gratified by the reception to both AlphaCat Re 2012 and PaCRe from clients and intermediaries who have welcomed the deployment of additional managed property catastrophe capacity accessible through Validus."

Second Quarter 2012 Results
Highlights for the second quarter include the following:

•
Total managed gross premiums written which include gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011, Ltd. ("AlphaCat Re 2011") and AlphaCat Re 2012, Ltd. ("AlphaCat Re 2012"), for the three months ended June 30, 2012 were $670.5 million compared to $605.4 million for the three months ended June 30, 2011, an increase of $65.1 million or 10.8%.

•	Gross premiums written for the three months ended June 30, 2012 were $627.1 million compared to $605.4 million for the three months ended June 30, 2011, an increase of $21.7 million, or 3.6%.

•	Net premiums earned for the three months ended June 30, 2012 were $447.6 million compared to $425.6 million for the three months ended June 30, 2011, an increase of $22.0 million, or 5.2%.

•	Underwriting income for the three months ended June 30, 2012 was $149.4 million compared to $71.6 million for the three months ended June 30, 2011, an increase of $77.7 million, or 108.5%.

•	Combined ratio of 66.6% which included $37.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 8.4% percentage points.

•
Net operating income available to Validus for the three months ended June 30, 2012 was $171.2 million compared to $81.8 million for the three months ended June 30, 2011, an increase of $89.4 million, or 109.3%.

•	Net income available to Validus for the three months ended June 30, 2012 was $167.6 million compared to $109.9 million for the three months ended June 30, 2011, an increase of $57.7 million, or 52.5%.

•	Annualized return on average equity of 19.1% and annualized net operating return on average equity of 19.5%.

 Highlights for the year to date include the following:

•
Total managed gross premiums written which include gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011, Ltd. ("AlphaCat Re 2011") and AlphaCat Re 2012, Ltd. ("AlphaCat Re 2012"), for the six months ended June 30, 2012 were $1,581.6 million compared to $1,455.3 million for the six months ended June 30, 2011, an increase of $126.4 million or 8.7%.

•	Gross premiums written for the six months ended June 30, 2012 were $1,464.4 million compared to $1,455.3 million for the six months ended June 30, 2011, an increase of $9.1 million, or 0.6%.

•	Net premiums earned for the six months ended June 30, 2012 were $898.8 million compared to $855.2 million for the

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

six months ended June 30, 2011, an increase of $43.7 million, or 5.1%.

•
Underwriting income for the six months ended June 30, 2012 was $218.6 million compared to an underwriting (loss) of $(112.9) million for the six months ended June 30, 2011, an increase of $331.5 million, or 293.7%.

•	Combined ratio of 75.7% which included $68.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 7.6% percentage points.

•
Net operating income available to Validus for the six months ended June 30, 2012 was $264.1 million compared to a net operating (loss) attributable to Validus of $(83.7) million for the six months ended June 30, 2011, an increase of $347.7 million, or 415.7%.

•
Net income available to Validus for the six months ended June 30, 2012 was $291.9 million compared to a net (loss) attributable to Validus of $(62.5) million for the six months ended June 30, 2011, an increase of $354.3 million, or 567.1%.

•	Annualized return on average equity of 16.7% and annualized operating return on average equity of 15.1%.

Notable Loss Events
During the three months ended June 30, 2012, the Company did not incur any notable loss events. For the three months ended June 30, 2011, the Company incurred $90.3 million of losses from notable loss events, which represented 21.2 percentage points of the loss ratio. Including the impact of $6.9 million of reinstatement premiums, the effect of these events on net income was a decrease of $83.4 million. The Company's loss ratio, excluding prior year development and notable loss events, for the three months ended June 30, 2012 and 2011 was 42.7% and 33.5%, respectively.

		Three Months Ended June 30, 2012
		(U.S. Dollars in thousands)
Second Quarter 2012 Notable Loss Events		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses	% of NPE	Net Losses and Loss Expenses	% of NPE	Net Losses and Loss Expenses	% of NPE
None		$—	—%	$—	—%	$—	—%
Total		$—	—%	$—	—%	$—	—%

		Three Months Ended June 30, 2011
		(U.S. Dollars in thousands)
Second Quarter 2011 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE
Cat 46	Tornado	$36,584	16.3%	$7,222	3.7%	$43,806	10.3%
Cat 48	Tornado	20,869	9.3%	10,612	5.5%	31,481	7.4%
Jupiter 1	Platform failure	4,970	2.2%	10,038	5.2%	15,008	3.5%
Total		$62,423	27.8%	$27,872	14.4%	$90,295	21.2%

(a)
These notable loss event amounts were based on management's estimates following a review of the Company's potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company's actual ultimate net losses from these events may vary materially from these

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

estimates.

(b)	Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $6.9 million for the three months ended June 30, 2011.

(c)	2011 loss ratios for the Validus Re segment have been represented to exclude the impact of the AlphaCat segment.

Validus Re Segment Results
Gross premiums written for the three months ended June 30, 2012 were $340.9 million compared to $290.7 million for the three months ended June 30, 2011, an increase of $50.2 million, or 17.3%. Gross premiums written for the three months ended June 30, 2012 included $292.3 million of property premiums, $24.9 million of marine premiums and $23.7 million of specialty premiums compared to $272.1 million of property premiums, $4.8 million of marine premiums and $13.7 million of specialty premiums for the three months ended June 30, 2011.
Net premiums earned for the three months ended June 30, 2012 were $242.7 million compared to $224.3 million for the three months ended June 30, 2011, an increase of $18.4 million, or 8.2%.
The combined ratio for the three months ended June 30, 2012 was 43.8% compared to 65.0% for the three months ended June 30, 2011, a decrease of 21.2 percentage points.
The loss ratio for the three months ended June 30, 2012 was 21.9% compared to 41.9% for the three months ended June 30, 2011, a decrease of 20.0 percentage points. For the three months ended June 30, 2012, Validus Re did not incur any notable loss events. The loss ratio for the three months ended June 30, 2012 included favorable loss reserve development on prior accident years of $10.7 million, benefiting the loss ratio by 4.4 percentage points.
Gross premiums written for the six months ended June 30, 2012 were $907.7 million compared to $894.8 million for the six months ended June 30, 2011, an increase of $12.9 million, or 1.4%. Gross premiums written for the six months ended June 30, 2012 included $610.7 million of property premiums, $223.3 million of marine premiums and $73.6 million of specialty premiums compared to $630.3 million of property premiums, $189.9 million of marine premiums and $74.6 million of specialty premiums for the six months ended June 30, 2011.
Net premiums earned for the six months ended June 30, 2012 were $495.7 million compared to $473.2 million for the six months ended June 30, 2011, an increase of $22.5 million, or 4.7%.
The combined ratio for the six months ended June 30, 2012 was 58.2% compared to 107.7% for the six months ended June 30, 2011, a decrease of 49.5% percentage points.
The loss ratio for the six months ended June 30, 2012 was 35.8% compared to 85.5% for the six months ended June 30, 2011, a decrease of 49.7% percentage points. For the six months ended June 30, 2012, Validus Re incurred $84.7 million of losses attributable to notable loss events, which represented 17.1 points of the loss ratio. The loss ratio for the six months ended June 30, 2012 included favorable loss reserve development on prior accident years of $29.0 million, benefiting the loss ratio by 5.9% percentage points.
AlphaCat Segment Results
Managed gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the three months ended June 30, 2012 were $43.4 million compared to $42.6 million for the three months ended June 30, 2011, an increase of $0.8 million or 2.0%.
Gross premiums written from our consolidated entities for the three months ended June 30, 2012 were $15.2 million compared to $8.4 million for the three months ended June 30, 2011, an increase of $6.8 million or 80.3% .
Net premiums earned for the three months ended June 30, 2012 were $3.6 million compared to $8.4 million for the three months ended June 30, 2011, a decrease of $4.8 million or 57.3%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

The combined ratio for the three months ended June 30, 2012 was 79.2% compared to 24.5% for the three months ended June 30, 2011, an increase of 54.7 percentage points.
The loss ratio for the three months ended June 30, 2012 and 2011 was 0.0%.
Managed gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011and AlphaCat Re 2012, for the six months ended June 30, 2012 were $117.3 million compared to $42.6 million for the six months ended June 30, 2011, an increase of $74.7 million or 175.6%.
Gross premiums written from our consolidated entities for the six months ended June 30, 2012 were $18.7 million compared to $15.6 million for the six months ended June 30, 2011, an increase of $3.1 million or 20.0%.
Net premiums earned for the six months ended June 30, 2012 were $6.3 million compared to $11.8 million for the six months ended June 30, 2011, a decrease of $5.5 million or 46.8%.
The combined ratio for the six months ended June 30, 2012 was 66.9% compared to 28.0% for the six months ended June 30, 2011, an increase of 38.9% percentage points.
The loss ratio for the six months ended June 30, 2012 and 2011 was 0.0%.
Talbot Segment Results
Gross premiums written for the three months ended June 30, 2012 were $283.5 million compared to $276.9 million for the three months ended June 30, 2011, an increase of $6.6 million, or 2.4%. Gross premiums written for the three months ended June 30, 2012 included $96.8 million of property premiums, $103.8 million of marine premiums and $82.9 million of specialty premiums compared to $97.7 million of property premiums, $93.5 million of marine premiums and $85.7 million of specialty premiums in the three months ended June 30, 2011.
Net premiums earned for the three months ended June 30, 2012 were $201.4 million compared to $193.0 million for the three months ended June 30, 2011, an increase of $8.4 million, or 4.3%.
The combined ratio for the three months ended June 30, 2012 was 87.0% compared to 98.9% for the three months ended June 30, 2011, a decrease of 11.9 percentage points.
The loss ratio for the three months ended June 30, 2012 was 49.9% compared to 58.7% for the three months ended June 30, 2011, a decrease of 8.8 percentage points. For the three months ended June 30, 2012, Talbot did not incur any notable loss events. The loss ratio for the three months ended June 30, 2012 included favorable loss reserve development on prior accident years of $26.9 million, benefiting the loss ratio by 13.4 percentage points.
Gross premiums written for the six months ended June 30, 2012 were $576.8 million compared to $539.9 million for the six months ended June 30, 2011, an increase of $36.8 million, or 6.8%. Gross premiums written for the six months ended June 30, 2012 included $178.3 million of property premiums, $213.8 million of marine premiums and $184.6 million of specialty premiums compared to $168.5 million of property premiums, $198.4 million of marine premiums and $173.1 million of specialty premiums in the six months ended June 30, 2011.
Net premiums earned for the six months ended June 30, 2012 were $396.9 million compared to $370.2 million for the six months ended June 30, 2011, an increase of $26.7 million, or 7.2%.
The combined ratio for the six months ended June 30, 2012 was 89.8% compared to 114.5% for the six months ended June 30, 2011, a decrease of 24.7 percentage points.
The loss ratio for the six months ended June 30, 2012 was 52.5% compared to 75.3% for the six months ended June 30, 2011, a decrease of 22.8% percentage points. For the six months ended June 30, 2012, Talbot incurred $16.0 million of losses attributable to notable loss events, which represented 4.0 percentage points of the loss ratio. The loss ratio for the six months ended June 30,

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

2012 included favorable loss reserve development on prior accident years of $39.0 million, benefiting the loss ratio by 9.8% percentage points.
Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended June 30, 2012 were $14.1 million compared to $11.4 million for the three months ended June 30, 2011, an increase of $2.8 million, or 24.2%. Share compensation expenses for the three months ended June 30, 2012 were $3.0 million compared to $3.8 million for the three months ended June 30, 2011, a decrease of $0.8 million, or 20.8%.
General and administrative expenses for the six months ended June 30, 2012 were $28.9 million compared to $21.1 million for the six months ended June 30, 2011, an increase of $7.8 million, or 36.7%. Share compensation expenses for the six months ended June 30, 2012 were $5.1 million compared to $10.0 million for the six months ended June 30, 2011, a decrease of $4.8 million, or 48.4%.
Investments
Net investment income for the three months ended June 30, 2012 was $25.9 million compared to $26.5 million for the three months ended June 30, 2011, a decrease of $0.6 million, or 2.3%. Net investment income for the six months ended June 30, 2012 was $53.6 million compared to $56.5 million for the six months ended June 30, 2011, a decrease of $2.8 million or 5.0%.
Net realized gains on investments for the three months ended June 30, 2012 were $6.2 million compared to $11.6 million for the three months ended June 30, 2011, a decrease of $5.4 million, or 46.7%. Net realized gains on investments for the six months ended June 30, 2012 were $13.7 million compared to $17.9 million for the six months ended June 30, 2011 a decrease of $4.2 million or 23.7%.
Net unrealized (losses) on investments for the three months ended June 30, 2012 were $(53.6) million compared to gains of $18.5 million for the three months ended June 30, 2011, a decrease of $72.1 million, or 389.2%. Net unrealized (losses) for the six months ended June 30, 2012 were $(32.9) million compared to gains of $5.7 million for the six months ended June 30, 2011 a decrease of $38.6 million or 677.4%.
Finance Expenses
Finance expenses for the three months ended June 30, 2012 were $13.7 million compared to $16.4 million for the three months ended June 30, 2011, a decrease of $2.7 million, or 16.2%. Finance expenses for the six months ended June 30, 2012 were $30.0 million compared to $30.4 million for the six months ended June 30, 2011 a decrease of $0.4 million or 1.2%.
Shareholders' Equity and Capitalization
As at June 30, 2012, total shareholders' equity was $3.9 billion including $404.7 million of noncontrolling interest. Shareholders equity available to Validus was $3.5 billion as at June 30, 2012. Diluted book value per common share was $34.43 at June 30, 2012, compared to $33.25 at March 31, 2012. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders' equity is presented at the end of this release.
Total capitalization at June 30, 2012 was $4.4 billion, including $289.8 million of junior subordinated deferrable debentures and $247.0 million of senior notes.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Share Repurchases

A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at March 31, 2012				Quarter ended
Effect of share repurchases:	(cumulative)	April	May	June	June 30, 2012
Aggregate purchase price (a)	$958,478	$—	$—	$209,944	$209,944
Shares repurchased	35,404,545	—	—	6,558,884	6,558,884
Average price (a)	$27.07	$—	$—	$32.01	$32.01
Estimated net accretive (dilutive) impact on:
Diluted BV per common share (b)					1.87
Diluted EPS - Quarter (c)					0.42

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2012	As at
Effect of share repurchases:	(cumulative)	July 24, 2012	Cumulative to Date Effect
Aggregate purchase price (a)	$1,168,422	$17,068	$1,185,490
Shares repurchased	41,963,429	521,347	42,484,776
Average price (a)	$27.84	$32.74	$27.90

(a) Share transactions are on a trade date basis through July 24, 2012 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during the periods 2009, 2010 , 2011 and 2012 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.

Conference Call
The Company will host a conference call for analysts and investors on July 27, 2012 at 9:00 AM (Eastern) to discuss the second quarter 2012 financial results and related matters. The conference call can be accessed via telephone by dialing 1-866-543-6408 (toll-free U.S.) or 1-617-213-8899 (international) and entering the pass code 99803076#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 10, 2012 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 21144257#.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through August 10, 2012. In addition, a financial supplement relating to the Company's financial results for the three months and six months ended June 30, 2012 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2012 (unaudited) and December 31, 2011 _
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30, 2012	December 31, 2011
	(unaudited)

Assets
Fixed maturities, at fair value (amortized cost: 2012 - $4,715,764; 2011 - $4,859,705)	$4,772,899	$4,894,145
Short-term investments, at fair value (amortized cost: 2012 - $310,715; 2011 - $280,299)	310,703	280,191
Other investments at fair value (amortized cost: 2012 - $510,900; 2011 - $15,002)	463,018	16,787
Cash and cash equivalents	903,310	832,844
Total investments and cash	6,449,930	6,023,967
Investments in affiliates	92,807	53,031
Premiums receivable	977,431	646,354
Deferred acquisition costs	176,172	121,505
Prepaid reinsurance premiums	176,387	91,381
Securities lending collateral	3,456	7,736
Loss reserves recoverable	371,484	372,485
Paid losses recoverable	32,395	90,495
Income taxes recoverable	2,651	—
Intangible assets	112,651	114,731
Goodwill	20,393	20,393
Accrued investment income	21,399	25,906
Other assets	62,412	50,487
Total assets	$8,499,568	$7,618,471

Liabilities
Reserve for losses and loss expenses	$2,591,299	$2,631,143
Unearned premiums	1,196,836	772,382
Reinsurance balances payable	185,456	119,899
Securities lending payable	4,145	8,462
Deferred income taxes	19,197	16,720
Net payable for investments purchased	6,451	1,256
Accounts payable and accrued expenses	76,774	83,402
Senior notes payable	247,036	246,982
Debentures payable	289,800	289,800
Total liabilities	4,616,994	4,170,046

Commitments and contingent liabilities

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2012 - 135,374,491; 2011 - 134,503,065; Outstanding: 2012 - 93,411,062; 2011 - 99,471,080)	23,691	23,538
Treasury shares (2012 - 41,963,429; 2011 - 35,031,985)	(7,343)	(6,131)
Additional paid-in-capital	1,684,781	1,893,890
Accumulated other comprehensive (loss)	(5,965)	(6,601)
Retained earnings	1,782,670	1,543,729
Total shareholders' equity available to Validus	3,477,834	3,448,425

Noncontrolling interest	404,740	—

Total shareholders equity	3,882,574	3,448,425

Total liabilities and shareholders' equity	$8,499,568	$7,618,471

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statement of Operations
For the three and six months ended June 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Underwriting income
Gross premiums written	$627,089	$605,387	$1,464,378	$1,455,283
Reinsurance premiums ceded	(119,052)	(132,346)	(226,104)	(242,166)
Net premiums written	508,037	473,041	1,238,274	1,213,117
Change in unearned premiums	(60,410)	(47,401)	(339,448)	(357,944)
Net premiums earned	447,627	425,640	898,826	855,173

Underwriting deductions
Losses and loss expenses	153,692	207,307	385,681	683,505
Policy acquisition costs	76,129	78,230	154,261	155,526
General and administrative expenses	61,635	60,841	128,010	109,318
Share compensation expenses	6,800	7,628	12,238	19,677
Total underwriting deductions	298,256	354,006	680,190	968,026

Underwriting income (loss)	$149,371	$71,634	$218,636	$(112,853)

Net investment income	25,885	26,494	53,645	56,469
Other income	5,994	595	14,885	2,201
Finance expenses	(13,706)	(16,361)	(29,985)	(30,362)
Operating income (loss) before taxes and income from operating affiliates	$167,544	$82,362	$257,181	$(84,545)
Tax (expense) benefit	(404)	29	(543)	1,488
Income from operating affiliates	3,592	—	6,959	—
Net operating income (loss)	$170,732	$82,391	$263,597	$(83,057)

Net realized gains on investments	6,154	11,552	13,686	17,931
Net unrealized (losses) gains on investments	(53,574)	18,526	(32,903)	5,698
(Loss) from investment affiliate	(398)	—	(398)	—
Foreign exchange (losses) gains	(652)	(1,991)	2,514	(2,458)
Net income (loss)	$122,262	$110,478	$246,496	$(61,886)

Net loss (income) attributable to noncontrolling interest	45,360	(594)	45,360	(594)

Net income (loss) available (attributable) to Validus	$167,622	$109,884	$291,856	$(62,480)

Selected ratios:
Net premiums written / Gross premiums written	81.0%	78.1%	84.6%	83.4%

Losses and loss expenses	34.3%	48.7%	42.9%	79.9%
Policy acquisition costs	17.0%	18.4%	17.2%	18.2%
General and administrative expenses	15.3%	16.1%	15.6%	15.1%
Expense ratio	32.3%	34.5%	32.8%	33.3%

Combined ratio	66.6%	83.2%	75.7%	113.2%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three and six months ended June 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Validus Re
Gross premiums written	$340,850	$290,691	$907,716	$894,779
Reinsurance premiums ceded	(97,077)	(98,218)	(127,078)	(145,023)
Net premiums written	243,773	192,473	780,638	749,756
Change in unearned premiums	(1,087)	31,814	(284,943)	(276,526)
Net premiums earned	242,686	224,287	495,695	473,230

Losses and loss expenses	53,190	94,035	177,396	404,579
Policy acquisition costs	37,084	35,013	75,874	74,763
General and administrative expenses	14,142	15,059	31,394	25,589
Share compensation expenses	1,966	1,823	3,838	4,928
Total underwriting deductions	106,382	145,930	288,502	509,859

Underwriting income (loss)	136,304	78,357	207,193	(36,629)

AlphaCat
Gross premiums written	$15,155	$50,960	$18,673	$58,110
Reinsurance premiums ceded	—	—	—	—
Net premiums written	15,155	50,960	18,673	58,110
Change in unearned premiums	(11,568)	(42,569)	(12,423)	(46,353)
Net premiums earned	3,587	8,391	6,250	11,757

Losses and loss expenses	—	—	—	—
Policy acquisition costs	382	973	638	1,289
General and administrative expenses	2,402	1,061	3,434	1,955
Share compensation expenses	59	21	111	48
Total underwriting deductions	2,843	2,055	4,183	3,292

Underwriting income	744	6,336	2,067	8,465

Talbot
Gross premiums written	$283,528	$276,886	$576,781	$539,943
Reinsurance premiums ceded	(34,419)	(47,278)	(137,818)	(134,692)
Net premiums written	249,109	229,608	438,963	405,251
Change in unearned premiums	(47,755)	(36,646)	(42,082)	(35,065)
Net premiums earned	201,354	192,962	396,881	370,186

Losses and loss expenses	100,502	113,272	208,285	278,926
Policy acquisition costs	41,803	42,307	80,541	79,523
General and administrative expenses	30,957	33,345	64,305	60,651
Share compensation expenses	1,799	2,026	3,147	4,745
Total underwriting deductions	175,061	190,950	356,278	423,845

Underwriting income (loss)	26,293	2,012	40,603	(53,659)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three and six months ended June 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Corporate & Eliminations
Gross premiums written	$(12,444)	$(13,150)	$(38,792)	$(37,549)
Reinsurance premiums ceded	12,444	13,150	38,792	37,549
Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—
Net premiums earned	—	—	—	—

Losses and loss expenses	—	—	—	—
Policy acquisition costs	(3,140)	(63)	(2,792)	(49)
General and administrative expenses	14,134	11,376	28,877	21,123
Share compensation expenses	2,976	3,758	5,142	9,956
Total underwriting deductions	13,970	15,071	31,227	31,030

Underwriting (loss)	(13,970)	(15,071)	(31,227)	(31,030)

Total underwriting income (loss)	$149,371	$71,634	$218,636	$(112,853)

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Managed Gross Premiums Written
For the three and six months ended June 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30,	June 30,	June 30,	June 30,
	2012	2011(a)	2012	2011(a)

Total gross premiums written	$627,089	$605,387	$1,464,378	$1,455,283
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011	12,830	—	86,705	—
Gross premiums written on behalf of AlphaCat Re 2012	30,558	—	30,558	—
Total managed gross premiums written	$670,477	$605,387	$1,581,641	$1,455,283

(a) Total gross premiums written for the three and six months ended June 30, 2011 included $42.6 million of gross premiums written from AlphaCat Re 2011, which was a consolidated subsidiary during the three months ended June 30, September 30 and December 31, 2011. The balance sheet of AlphaCat Re 2011 was deconsolidated as at December 31, 2011.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income (Loss), Net Operating Income (Loss) per share, and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2012 and 2011 (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Net income (loss) available (attributable) to Validus	$167,622	$109,884	$291,856	$(62,480)
Adjustments for:
Net realized (gains) on investments	(6,154)	(11,552)	(13,686)	(17,931)
Net unrealized losses (gains) on investments	53,574	(18,526)	32,903	(5,698)
Loss from investment affiliate	398	—	398	—
Foreign exchange losses (gains)	652	1,991	(2,514)	2,458
Net loss attributable to noncontrolling interest	(44,881)	—	(44,881)	—
Net operating income (loss) available (attributable) to Validus	171,211	81,797	264,076	(83,651)
less: Dividends and distributions declared on outstanding warrants	(1,729)	(1,966)	(3,458)	(3,950)
Net operating income (loss) available (attributable) to Validus, adjusted	$169,482	$79,831	$260,618	$(87,601)

Net income (loss) per share available (attributable) to Validus - diluted	$1.62	$1.05	$2.80	$(0.68)
Adjustments for:
Net realized (gains) on investments	(0.06)	(0.11)	(0.13)	(0.18)
Net unrealized losses (gains) on investments	0.52	(0.18)	0.32	(0.06)
Loss from investment affiliate	—	—	—	—
Foreign exchange losses (gains)	0.01	0.02	(0.02)	0.03
Net loss attributable to noncontrolling interest	(0.44)	—	(0.44)	—
Net operating income (loss) per share available (attributable) to Validus - diluted	$1.65	$0.78	$2.53	$(0.89)

Weighted average number of common shares and common share equivalents	103,667,967	104,562,450	104,382,030	98,165,132

Average shareholders' equity available to Validus	$3,508,673	$3,361,819	$3,488,590	$3,409,490

Annualized net operating return on average equity	19.5%	9.7%	15.1%	(4.9)%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Book Value and Diluted Book Value per Common Share
As at June 30, 2012 (unaudited) and December 31, 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at June 30, 2012
	(unaudited)
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,477,834	93,411,062		$37.23

Diluted book value per common share
Total shareholders' equity available to Validus	3,477,834	93,411,062
Assumed exercise of outstanding warrants	121,445	6,916,677	$17.56
Assumed exercise of outstanding stock options	42,451	2,091,912	$20.29
Unvested restricted shares	—	3,343,727
Diluted book value per common share	$3,641,730	105,763,378		$34.43

	As at December 31, 2011
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,448,425	99,471,080		$34.67

Diluted book value per common share
Total shareholders' equity available to Validus	3,448,425	99,471,080
Assumed exercise of outstanding warrants	121,445	6,916,677	$17.56
Assumed exercise of outstanding stock options	45,530	2,263,012	$20.12
Unvested restricted shares	—	3,340,729
Diluted book value per common share	$3,615,400	111,991,498		$32.28

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) per share, underwriting income (loss), managed gross premiums written, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. A reconciliation of managed gross premiums written to gross premiums written, the most comparable U.S. GAAP financial measure, is presented in the section above entitled "Managed Gross Premiums Written".
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, net realized and unrealized gains (losses) on investments and foreign exchange gains (losses). The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Managed gross premiums written represents gross premiums written by the Company and its operating affiliates.  Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value Per Common Share and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com